                                   EXHIBIT 2.2


                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment") is entered into as of January 28, 2000, by and among Robert S. Beall, a resident of the State of Texas (the "Seller"), Chase Bank of Texas, National Association, or its successor in trust, in its capacity as trustee for Allison Beall 1999 Trust, Logan Beall 1999 Trust, Allison Beall Descendants' Trust and Logan Beall Descendants' Trust (with all of these trusts being referred to individually as a "Trust" and collectively as the "Trusts"), and U.S. Concrete, Inc., a Delaware corporation (the "Purchaser"). (References to a "Trust" and the "Trusts" hereinafter in this Agreement shall be deemed to refer to the trustee or trustees of the respective Trust(s) acting in such capacity.) All capitalized terms used herein shall have the meanings assigned to them in that certain Stock Purchase Agreement by and between the Seller, the Trusts and Purchaser dated January 20, 2000 (the "Agreement").

                                    RECITALS

         WHEREAS, under the terms of the Agreement, the Seller and the Trusts have agreed to sell, and the Purchaser has agreed to purchase, the Shares, subject to the terms and conditions of the Agreement; and

         WHEREAS, the Seller, the Trusts and the Purchaser desire to amend the Agreement in accordance with Sections 9.3 and 12.5 of the Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable and consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby amend the Agreement as set forth below:

                                   AGREEMENTS

1. Restructuring. Immediately before the Closing, the Seller shall cause the Companies to consummate the Restructuring. For purposes of this Amendment and the Agreement, "Restructuring" shall mean the restructuring of the Companies' businesses, assets and liabilities into certain non-corporate subsidiaries, all of which are wholly-owned, directly or indirectly, by either of the Companies, as agreed to by the Seller and the Purchaser.

2. No Breach of Representations, Warranties or Covenants as a Result of the Restructuring; Satisfaction of Conditions. The parties acknowledge and agree that neither (i) the consummation of the Restructuring, nor
         (ii) any action taken or transaction entered into by either of the Companies in connection with, or in preparation for, the Restructuring shall (i) constitute an inaccuracy or breach of any representation, warranty or covenant of the Seller or any Trust set forth in this Agreement or any Transaction Document or (ii) be deemed to result in the failure of any condition set forth in Article VIII to be satisfied. On the contrary, for purposes of determining (i) whether any representation or warranty of the Seller or any Trust is true and correct, (ii) whether the Seller and the Trusts have performed all obligations and agreements, and complied with all covenants, contained in the Agreement and (iii) whether the conditions set forth in Article VIII have been satisfied, the Restructuring shall be disregarded so that the foregoing matters set forth in clauses (i), (ii) and (iii) shall be determined with respect to the Companies, their Subsidiaries and Affiliates taken as a whole.

3. No Further Amendment or Modification. Except as specifically set forth in this Amendment, the Agreement shall remain in full force and effect, without any amendment or modification thereto.


           [The remainder of this page is left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment in two or more counterparts as of the day first written above.


                                       U.S. CONCRETE, INC.

                                       By: /s/ Michael W. Harlan
                                          -----------------------------------
                                       Name: Michael W. Harlan
                                             --------------------------------
                                       Title: Chief Financial Officer
                                              -------------------------------

                                       /s/ Robert S. Beall
                                       --------------------------------------
                                       Robert S. Beall


                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, IN ITS CAPACITY
                                       AS TRUSTEE FOR ALLISON BEALL 1999 TRUST

                                       By: /s/ Jane E. Schoomaker
                                          -----------------------------------
                                       Name: Jane E. Schoomaker
                                             --------------------------------
                                       Title: Vice President
                                              -------------------------------

                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, IN ITS CAPACITY
                                       AS TRUSTEE FOR LOGAN BEALL 1999 TRUST

                                       By: /s/ Jane E. Schoomaker
                                          -----------------------------------
                                       Name: Jane E. Schoomaker
                                             --------------------------------
                                       Title: Vice President
                                              -------------------------------

                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, IN ITS CAPACITY
                                       AS TRUSTEE FOR ALLISON BEALL
                                       DESCENDANTS' TRUST

                                       By: /s/ Jane E. Schoomaker
                                          -----------------------------------
                                       Name: Jane E. Schoomaker
                                             --------------------------------
                                       Title: Vice President
                                              -------------------------------

                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, IN ITS CAPACITY

                                       AS TRUSTEE FOR LOGAN BEALL DESCENDANTS'
                                       TRUST

                                       By: /s/ Jane E. Schoomaker
                                          -----------------------------------
                                       Name: Jane E. Schoomaker
                                             --------------------------------
                                       Title: Vice President
                                              -------------------------------